Exhibit 99.1

VALVOLINE TO PURSUE SEPARATION OF RETAIL SERVICES AND GLOBAL PRODUCTS BUSINESSES

Expected Fiscal 2021 Results: Sales of $3 billion and Adjusted EBITDA and Adjusted EPS within Previously Announced Guidance Range

LEXINGTON, Ky., Oct. 12, 2021 – Valvoline Inc. (NYSE: VVV), a global leader in vehicle care powering the future of mobility through innovative services and products, today announced that it is accelerating its continued transformation by pursuing a separation of its two business segments, Retail Services and Global Products.

“Following a comprehensive review of strategic alternatives by the Valvoline Board of Directors and executive management, we believe that a separation of our business segments will create significant and sustainable value for our shareholders, employees and other stakeholders, and will best position the Retail Services and Global Products businesses for continued long-term success,” said Stephen F. Kirk, Chairman of the Board.

Sam Mitchell, CEO, added, “Our confidence in separating these two strong businesses reflects the tremendous progress we have made in our strategic transformation. Retail Services now generates more than half of our adjusted EBITDA and is growing at an exceptional pace. The separation will allow Retail Services to continue its growth and focus on leveraging its world class service model. Global Products is a market leading, high cash generating business, which we believe will thrive well into the future with the opportunity to focus and allocate capital to its own strategic priorities.”

Valvoline is working with its outside advisors on determining the best way to accomplish the separation. No timetable has been established for the completion of the separation, and Valvoline does not intend to disclose further developments with respect to this process, unless and until its Board approves a specific transaction or action.

Valvoline will report full year fiscal 2021 financial results on November 3, 2021. Based on information currently available, the company expects to report sales of $3 billion for fiscal 2021, up 27% versus the prior year. Valvoline also currently expects adjusted EBITDA and adjusted EPS for fiscal 2021 to be within the guidance range for each measure as provided in the company’s earnings announcement on August 4, 2021. In addition, based on currently available information, Retail Services ended the fiscal year with 1,595 system-wide stores, and the company believes Retail Services experienced fourth quarter and full year system-wide same store sales growth of 20% and 21%, respectively, compared to the same prior year periods.

Retail Services Segment Overview
The Retail Services segment services the passenger car and light truck quick lube market in the United States and Canada with a broad array of preventive maintenance services and capabilities performed through Valvoline’s retail network of Company-operated, independent franchise and Express Care stores that service vehicles with Valvoline products. Valvoline operates the second largest quick lube service chain by number of stores in the United States with Valvoline Instant Oil ChangeSM and the third largest quick lube service chain in Canada with the Valvoline Great Canadian Oil Change brand. With its strong brand awareness and a loyal, growing customer base, Valvoline believes the Retail Services business is well-positioned for continued exceptional growth and operational excellence. Based on currently available information, the Company expects to report Retail Services segment sales of $1.2 billion for fiscal 2021, up 38% versus the prior year.

Global Products Segment Overview
With a presence in more than 140 countries and territories, Valvoline’s Global Products segment sells lubricants and other automotive and engine maintenance products primarily to automotive retailers, installers and original equipment manufacturers (OEMs). Valvoline has established itself as the world’s No. 1 supplier of battery fluids to electric vehicle manufacturers, offering tailored products to help extend vehicle range and efficiency. Within the U.S., Valvoline is the number three branded motor oil in the Do-It-Yourself market by volume. The business has low capital intensity and is differentiated from competition due to its leading brand, product quality, and strong distribution partnerships. Based on currently available information, the Company expects to report Global Products segment sales of $1.8 billion for fiscal 2021, up 20% versus the prior year.

Advisors
Goldman Sachs & Co. LLC is acting as financial advisor and Cravath, Swaine & Moore LLP as legal advisor to Valvoline.

About ValvolineTM
Valvoline Inc. (NYSE: VVV) is a global leader in vehicle care powering the future of mobility through innovative services and products for vehicles with electric, hybrid and internal combustion powertrains. Established in 1866, the Company introduced the world’s first branded motor oil and developed strong brand recognition and customer satisfaction ratings over the years across multiple service and product channels. The Company operates and franchises approximately 1,600 service center locations and is the No. 2 and No. 3 largest chain in the U.S. and Canada, respectively, by number of stores. With sales in more than 140 countries and territories, Valvoline’s solutions are available for every engine and drivetrain, including high-mileage and heavy-duty vehicles, and are offered at more than 80,000 locations worldwide. Creating the next generation of advanced automotive solutions, Valvoline has established itself as the world’s No. 1 supplier of battery fluids to electric vehicle manufacturers, offering tailored products to help extend vehicle range and efficiency. To learn more, or to find a Valvoline service center near you, visit valvoline.com.

Key Business Measures
Valvoline tracks its operating performance and manages its business using certain key business measures, including system-wide store counts and system-wide same store sales (“SSS”). Management believes these measures are useful to evaluating and understanding Valvoline's operating performance and should be considered as supplements to, not substitutes for, Valvoline's sales, or operating and net income, as determined in accordance with U.S. GAAP. Although Valvoline does not recognize store-level sales from franchised stores as sales in its Statements of Consolidated Income, management believes system-wide SSS comparisons and store counts are useful to assess market position relative to competitors and overall store and segment operating performance. System-wide SSS is defined as sales by U.S. Retail Services stores (company-operated and franchised), with new stores, including franchised conversions, excluded from the metric until the completion of their first full fiscal year in operation as this period is generally required for new store sales levels to begin to normalize.

Forward-Looking Statements
Certain statements in this press release, other than statements of historical fact, including estimates, projections and statements related to Valvoline’s business plans and operating results, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,”

“expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should” and “intends” and the negative of these words or other comparable terminology. These forward-looking statements are based on Valvoline’s current expectations, estimates, projections and assumptions as of the date such statements are made and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. Additional information regarding these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and "Quantitative and Qualitative Disclosures about Market Risk" sections of Valvoline’s most recently filed periodic reports on Forms 10-K and 10-Q, which are available on Valvoline’s website at http://investors.valvoline.com/sec-filings or on the SEC’s website at http://sec.gov. Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, unless required by law.

TM Trademark, Valvoline or its subsidiaries, registered in various countries
SM Service mark, Valvoline or its subsidiaries, registered in various countries

FOR FURTHER INFORMATION
Sean T. Cornett
Sr. Director, Investor Relations
+1 (859) 357-2798
scornett@valvoline.com

Michele Gaither Sparks
Sr. Director, Corporate Communications
+1 (859) 230-8079
michele.sparks@valvoline.com

Jamie Tully/Warren Rizzi/Devin Broda
Valvoline-SVC@sardverb.com